Exhibit 4.12
NEITHER THIS WARRANT NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
UNDER NASD RULE 2710(g) AND SUBJECT TO LIMITED EXCEPTIONS, THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK SHALL NOT BE SOLD DURING THE PUBLIC OFFERING, AS HEREIN DEFINED, OR SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OR COMMENCEMENT OF SALES OF THE PUBLIC OFFERING.
COMMON STOCK PURCHASE WARRANT
To Purchase __________ Shares of Common Stock of
OCULUS INNOVATIVE SCIENCES, INC.
     This COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, ___(the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ___ ___, 200___(the “Initial Exercise Date”) and on or prior to the close of business on ___ ___, 200___(the “Termination Date”) but not thereafter, to subscribe for and purchase from Oculus Innovative Sciences, Inc., a corporation incorporated in the State of Delaware (the “Company”), up to ___shares (the “Warrant Shares”) of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $___, subject to adjustment hereunder.
     1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable securities laws and the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the legend hereto, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.
     2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
     3. Exercise of Warrant.
     (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery of this Warrant to the Company of the duly completed and executed Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank or by means of a “cashless exercise” pursuant to Section 3(c), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. The Company shall use its best efforts to cause the transfer agent to deliver to the Holder the Warrant Shares as soon as practicable after the date on which this Warrant shall have been exercised as aforesaid, and in any event (i) within three (3) business days thereafter if the Warrant Shares purchased hereunder are to be delivered by DWAC (as defined below) or (ii) within five (5) business days thereafter if the Warrant Shares purchased hereunder are to be delivered in certificated form. If this Warrant is exercised at a time when any registration statement registering the sale of the Warrant Shares to the Holder upon exercise of this Warrant is then effective and available for use or if the Warrant is exercised by means of a “cashless exercise” pursuant to Section 3(c) and the Warrant Shares are eligible for sale pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) (such condition each a “Condition”), the Company shall deliver the Warrant Shares to the Holder, if eligible, via the Depository Trust Company’s (“DTC”) Deposit Withdrawal Agent Commission (“DWAC”) system via the DTC instructions provided to the Company in the Notice of Exercise. If either Condition is met at the time of exercise, the Warrant Shares shall be, when issued, unlegended and free of any resale restrictions. If no Conditions are met at the time of such exercise, the certificates representing the Warrant Shares shall be issued in paper form and contain a standard Securities Act legend restricting resale without registration or an exemption. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised as provided above and payment of all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the close of business on the fifth (5th) business day after the date of exercise (or the third (3rd) business day if delivery is via DWAC), then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the close of business on the fifth (5th) business day after the date of exercise (or the third (3rd) business day if delivery via DWAC referenced above), and if after such third (3rd) or fifth (5th) business day, as applicable, the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant (or delivery via DWAC referenced above) as required pursuant to the terms hereof.
     (b) As promptly as practicable on or after exercise of the Warrant, the Company shall issue and deliver to Holder a new Warrant, evidencing the rights of Holder to purchase the number of Shares for which the Warrant has not been exercised.
     (c) This Warrant may also be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A) = the Fair Market Value on the Trading Day preceding the date of such election;
(B) = the Exercise Price of the Warrant, as adjusted; and
(X) = the number of Warrant Shares issuable upon exercise of the Warrant by means of a cash exercise rather than a cashless exercise in accordance with the terms of this Warrant.
“Fair Market Value” means, for any date, the price determined by the first of the following clauses that applies: (a) the closing price of the Common Stock for the nearest preceding date prior to the exercise on the primary market or exchange on which the Common Stock is then listed or quoted as reported by such primary market or exchange; (b) if the Common Stock is not then listed or quoted on a market or exchange and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing price of the Common Stock on the nearest preceding date prior to exercise on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the average of the most recent bid and ask price per share of the

Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined in good faith by mutual agreement between the Company’s Board of Directors and the Holder, based in part on the most recent sale of securities on an arm’s length basis.
     Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 3(c).
     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.
     5. Charges, Taxes and Expenses. If certificates for Warrant Shares are requested, issuance shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, the request for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
     6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof, unless required by law or regulation.
     7. Transfer, Division and Combination.
     (a) Subject to the transfer restrictions imposed by any applicable securities laws and NASD Rule 2710(g) as set forth in the legend hereto, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned (including delivery of the original warrant to the transferee), may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
     (b) Subject to the transfer restrictions imposed by NASD Rule 2710(g) as set forth in the legend hereto, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
     (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.
     (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.
     8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon delivery of the Notice of Exercise Form and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such delivery or payment.
     9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares (including certification of such evidence by the Holder), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
     11. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event.

     12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, instead of the shares of Common Stock, the number of shares of common stock and/or Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, lawful provision shall be made to ensure the due and punctual observance and performance by the successor or acquiring corporation of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, “common stock” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
     13. [Intentionally Omitted]
     14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
     15. Notice of Corporate Action. If at any time:
     (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive an extraordinary dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) there shall be any capital reorganization of the Common Stock, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or
     (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, or
     (d) any registration statement registering the resale of the Warrant Shares by the Holder upon exercise of this Warrant is ineffective or such registration statement is not then available for use, as reasonably determined by the Company;
then, in any one or more of such cases, the Company shall give to Holder (i) at least 15 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days’ prior written notice of the date when the same shall take place, and (iii) in the case of the ineffectiveness of any registration statement registering the resale of the Warrant Shares by the Holder upon exercise of this Warrant or unavailability thereof, promptly upon knowledge by the Company of such occurrence. Such notice in accordance with the foregoing clauses (a)-(c) also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Such notice in accordance with clause (d) shall also specify the Company’s good faith belief as to when a registration statement registering such sale shall be filed or amended or available for use again. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(e).
     16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal market or exchange upon which the Common Stock may be listed.
          Except and to the extent as waived or consented to by the Holder, the Company shall not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
          Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
     17. Registration of Warrant Shares. The Company hereby grants the Holder piggyback registration rights in accordance with the provisions of this Section 17. For the purposes of this Section 17, (i) the terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and (ii) the term “Registrable Securities” refers to securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.
     (a) If, at any time after (and not including) the Company’s initial registered public offering and prior to the Termination Date, the Company proposes to register any of its equity securities for its own account or the account of any of its stockholders, in connection with the public offering of such securities (other than a Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with employee stock option or stock benefit plans), the Company shall (i) promptly give to the Holder written notice thereof, and (ii) upon written request of the Holder given within twenty (20) days after the mailing of such notice by the Company, subject to the provisions of Section 17(c), use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance requirements), and in any underwriting involved therein, all the Registrable Securities specified in the Holder’s written request. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
     (b) Notwithstanding the provisions of this Section 17, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 17 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 17(e) hereof.

     (c) If a registration subject to this Section 17 shall be in connection with an underwritten public offering and the underwriter or managing underwriter, as the case may be, shall advise the Company that in its opinion the number of securities requested to be included in such registration or offering exceeds the number of such securities which can be sold in such offering, then the Company shall be required to include in the offering only that number of such securities which the managing underwriter determines in its sole discretion will not jeopardize the success of the offering (the securities so included to be allocated first to the Company, second to the Holder and, third, to any other parties holding registration rights). Additionally, in the event that the Holder desires to participate in such underwritten registration it agrees to enter into customary agreements (including, if requested, an underwriting agreement agreed upon between the Company and the underwriters selected by it), and take such other customary actions in connection therewith as the Company or the underwriter(s) shall reasonably request in order to consummate such registration.
     (d) Whenever the Company proposes to effect the registration of any of its stock or other securities in which any Registrable Securities are entitled to participate pursuant to Section 17, the Company shall:
               (i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective until the distribution contemplated in the registration statement has been completed.
               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
               (iii) Notify the Holder when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective.
               (iv) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.
               (v) Use its best efforts to register or qualify all Registrable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request (if required to permit such Registrable Securities to be sold in such jurisdiction(s)) within 20 days following the original filing of such registration statement and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of such Registrable Securities, except that the Company shall not for any such purpose be required (A) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to be so qualified, or (B) to consent to general service of process in any such jurisdiction.

               (vi) Notify the Holder at any time when a prospectus relating to such registration statement covering Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
               (vii) Cause all Registrable Securities included in such registration statement to be listed, upon official notice of issuance, on any securities exchange or quotation system on which any of the securities of the same class as the Registrable Securities are then listed.
               (viii) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided, however, that the Holder shall not be a beneficiary under any such agreement unless it is also a party to such agreement. The Holder, to the extent that it participates in such underwriting, shall also enter into and perform its obligations under such an agreement.
     (e) Except for (i) underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities, or (ii) any expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited, the Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 17 for the Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holder hereunder.
     (f) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 17 with respect to the Registrable Securities of the selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company may reasonably request in writing and as shall be required to effect the registration of such Holder’s Registrable Securities. At any time during the effectiveness of any registration statement covering Registrable Securities offered by the Holder, if such Holder becomes aware of any change materially affecting the accuracy of the information contained in such registration statement or the prospectus (as then amended or supplemented) relating to such Holder, it shall immediately notify the Company of such change.
     (g) Upon receipt of any notice from the Company of the happening of any event of the kind described in subparagraph (d)(vi) of this Section 17, the Holder shall forthwith discontinue the disposition of Registrable Securities pursuant thereto until such Holder receives the copies of a supplemented or amended prospectus and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall use its best efforts to promptly provide a supplement or amended prospectus to the Holder to allow the Holder to continue with the disposition of Registrable Securities hereunder.

     (h) The registration rights set forth in this Section 17 shall terminate upon the earlier of (i) such time as all of the Registrable Securities have been sold by the Holder; (ii) such time as all of the Registrable Securities held by the Holder could be sold within a 90-day period pursuant to Rule 144 under the Securities Act, and (iii) the Termination Date.
     18. Indemnification in Connection with Registration.
     (a) If any of the Registrable Securities are being registered pursuant to Section 17 above, the Company will indemnify and hold harmless the Holder, each of its directors, officers and any other person who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Holder or any such director, officer or controlling person may be subject under the Securities Act or otherwise; and it will reimburse the Holder and any such director, officer and controlling person for any legal or other expenses reasonably incurred by the Holder or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action, insofar as such losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement or any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any case to the extent that any loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by the Holder for use in the preparation thereof.
     (b) Promptly after receipt by an indemnified party under subparagraph (a) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability that it may have to any indemnified party otherwise than under subparagraph (a).
     (c) If any such action is brought against any indemnified party and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; and after notice from the Company to such indemnified party of its election to assume the defense thereof, the Company will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.
     (d) The obligations of the Company and Holder under this Section 18 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 18, and otherwise.

     19. Miscellaneous.
     (a) Rule 144 Compliance. The Company agrees that until all Warrant Shares have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the Holder to sell the same under Rule 144.
     (b) Jurisdiction. This Warrant shall constitute a contract under the laws of California, without regard to its conflict of law, principles or rules.
     (c) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or otherwise eligible for resale pursuant to Rule 144(k) under the Securities Act, will have restrictions upon resale imposed by state and federal securities laws. If, at the time of the exercise of this Warrant the Warrant Shares shall not be registered pursuant to an effective registration statement or eligible for resale pursuant to Rule 144(k) under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to counsel to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws.
     (d) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
     (e) NASD Rules. Notwithstanding anything contained in this Warrant, the terms of this Warrant are intended to comply with the rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters and placement agents, and any provision of this Warrant that is determined to be inconsistent with such rules shall be deemed to be modified to the extent necessary to comply with such rules.
     (f) Notices. All notices, demands, and other communications given or delivered under this Warrant shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by telex, facsimile or other wire transmission and also promptly mailed by registered or certified mail (return receipt requested), (iii) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one (1) business day after being deposited with a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery. Notices, demands, and communications to the parties to this Warrant shall, unless another address is specified in writing in the manner set forth herein, be sent to the address or facsimile number indicated below:

     If to Holder:
___________________________
___________________________
___________________________
Attn: _______________________
Telephone: __________________
Facsimile: ___________________
     If to the Company:
Oculus Innovative Sciences, Inc.
1129 N. McDowell Blvd.
Petaluma, California 94954
Attn: Chief Executive Officer
Telephone: (____) _____________
Facsimile: (___) _______________
     (g) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     (h) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     (i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.
     (j) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder; provided, however, if this Warrant is subsequently transferred, this Warrant may be modified or amended or the provisions hereof waived with the written consent of such transferees (and the original Holder if such Holder holds any part of the Warrant at such time) holding Warrant(s) exercisable into a majority of the Warrant Shares then issuable under the Warrants derived from the initial Warrant.
     (k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
     (l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
********************

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated: ______ __, 200_

Oculus Innovative Sciences, Inc.
By:
Name:
Title:

Agreed and Accepted as of _________, 200__
_______________________

By:
Name:
Title:

NOTICE OF EXERCISE
     To: Oculus Innovative Sciences, Inc.
     (1) The undersigned hereby elects to purchase ___Warrant Shares of Oculus Innovative Sciences, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
     (2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States
☐	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).
     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DTC account (if permitted) or by physical delivery of a certificate to:

[_________________________]

By:
Name:
Title:

Dated:

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information and original Warrant.
Do not use this form to exercise the warrant.)
     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to
___________________________ whose address is
_________________________________________.
_________________________________________
Dated: ______________, _______
                 Holder’s Signature: _______________________
                 Holder’s Address: ________________________
                                               ________________________
Signature Guaranteed: _______________________
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant. An opinion of legal counsel may be required.